UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 3 and June 6, 2005

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31019	94-3216714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 716-1600

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2005, Argonaut Technologies, Inc. (the “Company”) entered into an amended and restated change of control severance agreement with newly appointed president Gordon B. Tredger (the “Agreement”). A brief description of the terms and conditions of the Agreement in contained is Item 5.02 below (which description is incorporated into this Item 1.01 by reference) and the Agreement is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, the Company announced the close of the sale of substantially all of its assets to Biotage AB (“Biotage”). In connection with the closing of the sale and the beginning of the winding-up of the Company’s business, the Company also announced the departure on June 3, 2005 of Lissa Goldenstein, the Company’s president and chief executive officer, David Foster, the Company’s senior vice president and chief financial officer, and Jeffrey Labadie, the Company’s senior vice president, chemistry consumables group.

Also on June 3, 2005, Gordon Tredger, the Company’s senior vice president, instrumentation and integration, was promoted to president and will manage the Company’s wind-up activities.

On June 6, 2005, the Company issued a press release announcing the resignations of Ms. Goldenstein and Messrs. Foster and Labadie, and the promotion of Mr. Tredger. A copy of the press release is attached to this report as Exhibit 99.1.

Gordon B. Tredger is 45 years of age. Mr. Tredger has served as the Company’s Senior Vice President of Instrumentation and Integration since January 2002. From October 1999 to January 2002, Mr. Tredger was the General Manager of the Food Analysis business unit of PerkinElmer Instruments. Prior to this position, he was Director of Finance, Director of Operations, then Vice President of Operations for Photovac Incorporated based in Toronto, Canada, which was subsequently purchased by PerkinElmer in 1995. Subsequent to the acquisition, Mr. Tredger was appointed General Manager of PE Photovac. Mr. Tredger received a BA from the University of Toronto in 1984.

Under the terms of an amended and restated change of control severance agreement between the Company and Mr. Tredger dated June 6, 2005 (the “Agreement”), in connection with the closing of the asset sale to Biotage, Mr. Tredger received a payment of $80,000 of the total $200,000 severance payment to which he is entitled under the Agreement.

Under the terms of the Agreement, Mr. Tredger agreed to serve as president of the Company following the closing of the asset sale to manage the wind-down of the Company’s affairs. The Agreement contemplates that Mr. Tredger will devote his full time and attention to the Company for nine months, following which, until a final distribution is made to the Company’s stockholders, Mr. Tredger will devote the lesser of 25% of his full time and attention or such time as is necessary to wind-down the Company’s affairs.

Mr. Tredger will be paid a base salary at an annual rate of $200,000 for the first nine months of after the asset sale, and thereafter will be paid a base salary at an annual rate of $50,000. The Company agreed to use commercially reasonable efforts to provide Mr. Tredger with employee benefits consistent with a company of similar size and operational history and equivalent to those provided to him prior to the Agreement.

Mr. Tredger will be entitled to a payment of $80,000 of the $200,000 severance payment to which he is entitled under the Agreement upon the completion of the Company’s tax, audit and compliance requirements, as determined in good faith by the Company’s board of directors. Mr. Tredger will be entitled to a payment of the remaining $40,000 of the $200,000 severance payment to which he is entitled under the Agreement, together with a bonus payment equal to $70,000, upon completion of the Company’s final distribution to stockholders and its dissolution. Upon completion of the Company’s final distribution to stockholders and its dissolution, Mr. Tredger will also be entitled to reimbursement for health insurance premiums at his then rate of coverage for three month provided he is not receiving health insurance coverage from a third party and he timely elects continued coverage under COBRA.

If Mr. Tredger is terminated as a result of “Involuntary Termination” or without “Cause,” he will be entitled to a cash payment equal to the unpaid portion of the $200,000 severance payment to which he is entitled under the Agreement.

“Cause” means:

•	any act of personal dishonesty taken by Mr. Tredger in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of Mr. Tredger;

•	Mr. Tredger’s conviction of a felony which the Company’s board of directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

•	a willful act by Mr. Tredger which constitutes gross misconduct and is materially injurious to the Company; and

•	continued willful violations by Mr. Tredger of his principal duties and obligations of employment after there has been delivered to Mr. Tredger a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that Mr. Tredger has repeatedly failed to substantially and materially perform his duties

No act shall be deemed to constitute “Cause” if committed at the direction of the Company’s board of directors or otherwise by Mr. Tredger in good faith and in the reasonable belief that such act is in the Company’s best interest.

“Involuntary termination” means:

•	without the Mr. Tredger’s express written consent, a reduction by the Company of his base salary as in effect immediately prior to such reduction;

•	a material reduction by the Company in the kind or level of employee benefits to which Mr. Tredger is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced;

•	without Mr. Tredger’s express written consent, the relocation of Mr. Tredger to a facility or a location more than 25 miles from the Company’s current location; or

•	any purported termination of Mr. Tredger by the Company which is not effected for “Cause” or for which the grounds relied upon are not valid.

All severance or bonus payments to Mr. Tredger will be made less applicable withholding.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual Agreement attached hereto at Exhibit 10.1. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Document
10.1	Amended and Restated Change of Control Severance Agreement dated June 6, 2005 between Gordon Tredger and Argonaut Technologies, Inc.

99.1	Text of press release issued by Argonaut Technologies, Inc., dated June 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.
(Registrant)

Date: June 8, 2005	By:	/s/ Gordon Tredger
Gordon Tredger
President